August 3, 2023

Vikram Grover
CEO
FOMO WORLDWIDE, INC.
831 W North Ave.
Pittsburgh, PA 15233

To Energy Intelligence Center LLC ("EIC") and Diamond Technology Solutions LLC ("DTS"):

This is notice that FOMO WORLDWIDE, INC., 100% owner of EIC and DTS, is transferring 100% of the customer list of EIC, including its clean tech accounts, government accounts, enterprise customers, and all other leads, contacts, or arrangements as well as a copy of EIC's QuickBooks financial records since inception of the business, to DTS. The transfer price is $1 payable in cash or accruals between SST and DTS.

Vikram Grover
CEO
FOMO WORLDWIDE, INC.